                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT




                                                                            STATE OF INCORPORATION OR
                         NAME                                                      ORGANIZATION
           -----------------------------------                              -------------------------
           TOPS Pharmacy Services, Inc.                                               Texas
           PRN Research, Inc.                                                         Texas
           Physician Reliance Investments, LLC                                      Delaware
           PRN Physician Reliance, LLC                                                Texas
           Physician Reliance, LP                                                     Texas